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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    Form 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                 American Express American Express Receivables
                      Centurion Bank Financing Corporation

             (as Originators of the American Express Master Trust)
             -----------------------------------------------------
      (Exact name of registrants as specified in their respective charter)
                   on behalf of American Express Master Trust


            Utah                                               Delaware
    ---------------------                               ----------------------
   (State of incorporation                             (State of incorporation
       or organization)                                    or organization)

         11-2869526                                           13-3632012
    ---------------------                               ----------------------
      (I.R.S. Employer                                     (I.R.S. Employer
     Identification No.)                                  Identification No.)

                                                            40 Wall Street
   6985 Union Park Center                                 Mail Stop 10-19-06
       Midvale, Utah                                      New York, New York
  ----------------------                                -----------------------
    (Address of principal                               (Address of principal
     executive offices)                                   executive offices)


           84047                                                 10005
        -----------                                           -----------
        (Zip Code)                                            (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:
                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                         American Express Master Trust
         Class A Series 2002-2 Floating Rate Asset Backed Certificates
             -----------------------------------------------------
                                (Title of Class)


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Item 1.1 Description of Registrants' Securities to be Registered

         The description of the Class A Series 2002-2 Floating Rate Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated June 7, 2002, and "Prospectus Supplement Summary" and "Maturity Considerations" in the Series 2002-2 Prospectus Supplement, dated
June 11, 2002.


Item 2. Exhibits

      Exhibit 4.1 Amended and Restated Pooling and Servicing Agreement, dated as of May 1, 1998, as amended (incorporated herein by reference to Registration Statement No. 33-84840 filed on May 13, 1998).

      Exhibit 4.2         First Amendment to Amended and Restated
                          Pooling and Servicing Agreement, dated as of October 1, 2001 (incorporated herein by reference to Registration Statement No. 333-75716 filed on December 21, 2001).

      Exhibit 4.3         Series 2002-2 Supplement, dated as of June
                          18, 2002, to the Amended and Restated Pooling and Servicing Agreement, dated as of May 1, 1998, as amended (incorporated herein by reference to the Form 8-K filed by the registrants on or about the date hereof).

      Exhibit 4.4 Series 2002-2 Prospectus, dated June 7, 2002, and Prospectus Supplement, dated June 11, 2002 (as filed with the Securities and Exchange Commission on June 13, 2002 pursuant to Rule 424(b)(2) and incorporated herein by reference thereto).

      Exhibit 5.1 Form of specimen of certificate representing the Class A Series 2002-2 Floating Rate Asset Backed Certificates.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                AMERICAN EXPRESS CENTURION BANK


                                By:    /s/ Maureen A. Ryan
                                    ----------------------------------------
                                Name:  Maureen A. Ryan
                                Title: Assistant Treasurer

                                AMERICAN EXPRESS RECEIVABLES
                                FINANCING CORPORATION


                                By:    /s/ John D. Koslow
                                    ----------------------------------------
                                Name:  John D. Koslow
                                Title:  Vice President and Treasurer

Date: June 18, 2002


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                                INDEX TO EXHIBITS

       Exhibit
       Number                                Exhibit


    Exhibit 4.1 Amended and Restated Pooling and Servicing Agreement, dated as of May 1, 1998, as amended (incorporated herein by reference to Registration Statement No. 33-84840 filed on May 13, 1998).

    Exhibit 4.2         First Amendment to Amended and Restated
                        Pooling and Servicing Agreement, dated as of October 1, 2001 (incorporated herein by reference to Registration Statement No. 333-75716 filed on December 21, 2001).

    Exhibit 4.3         Series 2002-2 Supplement, dated as of June
                        18, 2002, to the Amended and Restated Pooling and Servicing Agreement, dated as of May 1, 1998, as amended (incorporated herein by reference to the Form 8-K filed by the registrants on or about the date hereof).

    Exhibit 4.4 Series 2002-2 Prospectus, dated June 7, 2002, and Prospectus Supplement, dated June 11, 2002 (as filed with the Securities and Exchange Commission on January 13, 2002 pursuant to Rule 424(b)(2) and incorporated herein by reference thereto).

    Exhibit 5.1 Form of specimen of certificate representing the Class A Series 2002-2 Floating Rate Asset Backed Certificates.